Exhibit 10.13

RealNetworks, Inc. 2005 Stock Incentive Plan
Non-Qualified Stock Option Terms and Conditions
Non-Qualified Stock Option Terms and Conditions (the “Agreement”) made and entered into as of the effective date (the “Grant Date”) set forth in the Notice of Grant of Stock Options and Option Agreement attached hereto (the “Notice of Grant”), by and between RealNetworks, Inc., a Washington corporation (the “Company”), and you (the “Optionee”) pursuant to the RealNetworks, Inc. 2005 Stock Incentive Plan (the “Plan”). Capitalized terms not defined in this Agreement have the meanings ascribed to them in the Plan.
1.Grant of Stock Option. The Company hereby grants to the Optionee pursuant to the Plan an option (the “Option”) to purchase, subject to the terms of this Agreement and the Plan the number of Shares set forth in the Notice of Grant at the purchase price per Share set forth in the Notice of Grant (the “Option Exercise Price”).
2.    Non-Qualified Stock Option. The Option is a non-qualified stock option and is not intended to qualify as an incentive stock option under Section 422 of the Code.
3.    Expiration Date. The Option expires on the seventh anniversary of the Grant Date (the “Expiration Date”) and must be exercised on or before the earlier of the Expiration Date or the date on which this Option is terminated in accordance with the provisions of Sections 5 and 6.
4.    Vesting. Except as otherwise provided herein, the vesting schedule applicable to the Option shall be as set forth in the Notice of Grant, and the Option may only be exercised to the extent that it is vested. The Option shall cease to vest upon the Optionee’s termination of employment, and may be exercised after the date of the Optionee’s termination of employment only as set forth Sections 5 and 6. Notwithstanding the foregoing, the Committee may, in its discretion, accelerate the date that any installment of the Option vests.

5.	Termination of Employment.
(a)    Termination Other Than for Cause. If the Company terminates the employment of the Optionee for any reason other than for Cause (as defined in paragraph (c) of this Section) and the Option is not fully vested, then the unvested portion of the Option shall be forfeited unless the Committee determines, in its discretion, prior to the termination of employment of the Optionee to accelerate the vesting of any portion of the Option. If the Committee determines to vest any unvested portion of the Option pursuant to the preceding sentence, such vesting shall be subject to and effective only if the Optionee executes and delivers a Settlement Agreement and Release (“Release”) satisfactory to the Company on or before the Decision Date (as defined in the Release).
If the employment of the Optionee terminates, other than by reason of death or disability (as defined in Section 6) or termination by the Company for Cause (as defined in paragraph (c) of this Section), the Option shall expire and may no longer be exercised after three months from the termination of the Optionee’s employment, but in no event later than the Expiration Date. For purposes hereof, employment shall not be considered as having terminated during any leave of absence if the leave of absence has been approved in writing by the Company; in the event of any unpaid leave of absence, vesting of the Option shall be suspended (and the unpaid portion of the leave of absence shall be added to all vesting installment dates) unless otherwise determined by the Committee.

(b)    Termination for Cause. If the employment of the Optionee is terminated by the Company for Cause (as defined below), the Option shall expire and may no longer be exercised to any extent whatsoever.
(c)    Cause. For purposes of this Agreement, “Cause” means conduct involving one or more of the following: (i) the conviction of the Optionee, or plea of nolo contendere by the Optionee to, a felony or misdemeanor involving moral turpitude; (ii) the indictment of the Optionee for a felony or misdemeanor involving moral turpitude under the federal securities laws; (iii) the substantial and continuing failure of the Optionee after written notice thereof to render services to the Company in accordance with the terms or requirements of the Optionee’s employment for reasons other than illness or incapacity; (iv) the willful misconduct or gross negligence by the Optionee; (v) fraud, embezzlement, theft, misrepresentation or dishonesty by the Optionee involving the Company or any Subsidiary, or willful violation by the Optionee of a policy or procedure of the Company, resulting in any case in significant harm to the Company; or (vi) the Optionee’s violation of any confidentiality or non-competition agreements with the Company or its Subsidiaries.

6.	Death; Disability.
(a)    Death. If the Optionee’s employment terminates due to the Optionee’s death, the Option will fully vest on the date of termination of employment and may be exercised by the Optionee’s estate, legal representative or beneficiary to whom the Option has been transferred pursuant to Section 10, at any time within one (1) year after the date of death.
(b)    Disability. If the Optionee’s employment is terminated by reason of his or her disability, and the Option is not fully vested, the next installment of the Option scheduled to vest (if any) shall vest on a pro rata basis for the portion of the year elapsed since the date on which the vesting of the Option commences or the last anniversary thereof, expressed in full months, and the Option may be exercised, to the extent vested, at any time within one (1) year after such termination of employment, but not later than the Expiration Date. For purposes hereof, “disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code.
7.    Exercise of Option. The Option may be exercised by written notice to the Company or to such agent as the Company shall designate. The notice shall state the election to exercise the Option, the number of Shares for which it is being exercised and shall be signed by the person or persons so exercising the Option. The Option may not be exercised unless such exercise is in compliance, to the reasonable satisfaction of the Company with all applicable federal and state securities laws as in effect on the date of exercise. The Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which the Option is then exercisable.
The exercise notice must be accompanied by payment of the full exercise price of the Shares for which the Option is being exercised, or evidence of satisfaction of one of the alternative payment methods set forth on Section 8, and the Company shall deliver a certificate or certificates representing such Shares, or cause such Shares to be delivered electronically, as soon as practicable after the notice shall be received. The Company may postpone such delivery until it receives satisfactory proof that the issuance of such Shares will not violate any of the provisions of the Securities act of 1933, as amended, or the Exchange Act, any rules or regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules. The Optionee understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance. The certificate or certificates shall be registered in the name of the person or persons so exercising the Option (or, if the Option is exercised by the

Optionee and the Optionee shall so request in the notice exercising the Option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). In the event the Option shall be exercised, pursuant to Section 6 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

8.	Payment of Exercise Price.
(a)    Payment Options. The exercise price of the Option shall be paid by one or any combination of the following forms of payment:
(i)    in cash, or by check payable to the order of the Company; or
(ii)    delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or
(iii)    by delivery of Shares having a Fair Market Value equal as of the date of exercise to the exercise price, subject to paragraph (b) and in accordance with procedures established by the Committee, provided the Shares are then traded on a national securities exchange or on the NASDAQ Stock Market (or successor trading system).
(b)    Limitations on Payment by Delivery of Shares. The Optionee may not pay any part of the exercise price hereof by transferring Shares to the Company unless such Shares have been owned by the Optionee free of any substantial risk of forfeiture for at least six months unless otherwise determined by the Committee, are free and clear of all liens, claims, encumbrances or security interests.
9.    Option Not Transferable. The Option is not transferable or assignable except by will or by the laws of descent and distribution. During the Optionee’s lifetime only the Optionee can exercise the Option.
10.    No Obligation to Continue Employment. Neither the Plan, this Agreement, nor the grant of the Option imposes any obligation on the Company or its Subsidiaries to continue the Optionee’s employment, or limit in any way the rights of the Company or a Subsidiary to terminate the Optionee’s employment at any time.
11.    No Rights as Shareholder. The Optionee shall have no rights as a stockholder with respect to any Shares subject to the Option until such time as the Optionee has satisfied all of the requirements of this Agreement for the delivery of Shares pursuant to the exercise of the Option. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.
12.    Adjustment for Capital Changes. The Plan contains provisions covering the treatment of options in the event of mergers, stock splits, spin-offs and certain other corporate transactions. Provisions in the Plan for such adjustment are hereby made applicable hereunder and are incorporated herein by reference.
13.    Change in Control. Provisions regarding a Change in Control are set forth on
Appendix A.

14.    Withholding. Prior to the issuance of Shares pursuant to the exercise of the Option the Optionee must pay to the Company, or make satisfactory provision to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of the Option. The Optionee agrees that the Company may withhold such taxes from the Optionee’s wages or other remuneration. In the discretion of the Company, the taxes may be withheld in kind from the Shares deliverable to the Optionee on exercise of the Option.
15.    Policy on the Avoidance of Insider Trading. The Optionee acknowledges that he/she has received and read the RealNetworks Policy on the Avoidance of Insider Trading, and, if applicable, the Addendum to the Policy on the Avoidance of Insider Trading, and the Optionee agrees to comply with the Policy’s terms, together with the Addendum, if applicable.
16.    Miscellaneous.
(a)    Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Optionee, to the address indicated on the signature page below or at the most recent address shown on the records of the Company, and if to the Company, to the Company’s principal office, attention of the Corporate Secretary.
(b)    Entire Agreement; Modification. This Agreement and the Plan constitute the entire agreement between the parties relative to the subject matter hereof, and supersedes all understandings between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.
(c)    Cost of Litigation. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys’ fees incurred by the successful party or parties (including without limitation costs, expenses and fees in any appellate proceedings), and if the successful party recovers judgment in any such action or proceeding, such costs, expenses and attorney’s fees shall be included as part of the judgment.
(d)    Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.
(e)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including the Optionee’s heirs, executors, administrators and legal representatives.
(f)    Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington, without giving effect to the principles of the conflicts of laws thereof.

Exhibit 10.13

APPENDIX A
Change in Control
Notwithstanding anything contained herein to the contrary, if (i) the Option is continued, assumed, converted or substituted for immediately following the Change in Control and (ii) within twenty-four (24) months after a Change in Control the Optionee’s employment is terminated by the Company or its successor without Cause or by the Optionee for Good Reason, all of the Shares subject to the Option shall be vested immediately and the Option may be exercised at any time within twenty-four (24) months following such termination, but not later than the Expiration Date. Furthermore and notwithstanding anything contained herein to the contrary, if the Option is not continued, assumed, converted or substituted for immediately following the Change in Control, all of the Shares subject to the Option shall vest immediately upon the Change in Control and the Option may be exercised at any time within twelve (12) months thereafter. The Option shall be considered to be continued, assumed, converted or substituted for:

(A)
if there is no change in the number of outstanding Shares and the Change in Control does not result from the consummation of a merger, consolidation, statutory share exchange, reorganization or similar form of corporate transaction, there are no changes to the terms and conditions of this option that materially and adversely affect this option, including the number of Shares subject to the Option and the exercise price of the option; or

(B)
if there is a change in the number of outstanding Shares and/or the Change in Control does result from the consummation of a merger, consolidation, statutory share exchange, reorganization or similar form of corporate transaction: (1) the Shares subject to the Option and the exercise price of the option are adjusted in a manner which is not materially less favorable than as provided under Section 424(a) of the Code and regulations thereunder, (2) if applicable, the Shares subject to the Option are converted into the common stock of the Parent Corporation or, if there is no Parent Corporation, the Surviving Corporation (as such terms are defined below), and (3) there are no other changes to the terms and conditions of this option that materially and adversely affect the Option.

For purposes of this Agreement:
“Change in Control” means the occurrence of any one of the following events:
(i)    during any period of twenty-four (24) consecutive months, individuals who, at the beginning of the period constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the initial public offering whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(ii)    any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this

Exhibit 10.13

paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:  (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (iii), or (E) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 35% or more of Company Voting Securities by such person;
(iii)    the consummation of a merger, consolidation, statutory share exchange, reorganization or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least half of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or
(iv)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 35% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
“Good Reason” means:
(i)    a reduction by the Company or its successor of more than 10% in the Optionee’s rate of annual base salary as in effect immediately prior to such Change in Control;
(ii)    a reduction by the Company or its successor of more than 10% of the Optionee’s individual annual target or bonus opportunity; or
(iii)    any requirement of the Company that Optionee be based anywhere more than fifty (50) miles from Optionee’s primary office location at the time of the Change in Control

Exhibit 10.13

and more than fifty (50) miles from Optionee’s principal residence at the time of the Change in Control.